Exhibit 10.1

March 13, 2007

KBL Healthcare Acquisition Corp. III

757 Third Avenue, 21st Floor

New York, New York 10017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and director of KBL Healthcare Acquisition Corp. III (“Company”), in consideration of Citigroup Global Markets Inc. (“Citigroup”) agreeing to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 15 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to, jointly and severally with Marlene Krauss and Michael Kaswan, indemnify and hold harmless the Company against any

KBL Healthcare Acquisition Corp. III

Citigroup Global Markets Inc.

March 13, 2007

and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor, service provider, financing provider or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, which includes any potential target business operating in the healthcare industry with a fair market value equal to 80% of the balance in the Trust Fund (less the deferred underwriting discounts and commissions and taxes payable) at the time of such Business Combination, until the earlier of the consummation by the Company of its initial Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Citigroup that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, KBL Healthcare Management, Inc. (“Related Party”), shall be allowed to charge the Company $10,000 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

KBL Healthcare Acquisition Corp. III

Citigroup Global Markets Inc.

March 13, 2007

7. The undersigned will escrow all of his Insider Shares acquired prior to the IPO until six months after the consummation by the Company of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the Chairman of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination and the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Citigroup and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Citigroup and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman of the Board of Directors of the Company.

10. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

KBL Healthcare Acquisition Corp. III

Citigroup Global Markets Inc.

March 13, 2007

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. This paragraph may not be modified or amended under any circumstances.

12. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Citigroup and its legal representatives or agents (including any investigative search firm retained by Citigroup) any information they may have about the undersigned’s background and finances (“Information”). Neither Citigroup nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York or the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Citigroup and appoint a substitute agent acceptable to each of the Company and Citigroup within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

KBL Healthcare Acquisition Corp. III

Citigroup Global Markets Inc.

March 13, 2007

15. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

16. The undersigned acknowledges and understands that the Company and Citigroup will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render Citigroup a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof. The undersigned represents and warrants to Citigroup that upon its execution and delivery, this letter agreement shall be a valid and binding agreement of, and shall be enforceable against, the undersigned and such person’s respective successors, personal representatives and assigns. This letter agreement shall terminate on the earlier of the consummation of an initial Business Combination and the liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Zachary Berk Print Name of Insider

/s/ Zachary Berk
Signature

Exhibit A

Zachary Berk, O.D. has been our chairman of the board since our inception. Dr. Berk has been a managing member and secretary and treasurer of KBL Healthcare Management, Inc., a management company that provides investment services to the KBL Healthcare venture capital funds (“KBL Funds”), since November 1998. Dr. Berk has also been affiliated with all of the KBL Funds since November 1998. In August 1991, Dr. Berk co-founded KBL Healthcare, Inc., a venture capital and investment banking firm engaged in advisory and principal based funding activities for early-stage and middle-market companies in the healthcare field, and has served as its senior managing director since its formation. Dr. Berk has also served as chairman of the board of Prolong Pharmaceuticals Inc., a drug delivery company developing improved formulations of proteins, since March 2005, and has served as its chief executive officer since November 2006. In June 1999, Dr. Berk co-founded Lumenos, Inc., a consumer-driven healthcare company, and served as its vice chairman of the board from September 1999 to April 2004. From December 2004 to March 2007, Dr. Berk served as the chairman of the board and president of KBL II, a blank check company with an objective to acquire an operating business in the healthcare industry. In March 2007, KBL II acquired Summer, a designer, marketer and distributor of branded durable juvenile health, safety and wellness products for infants and toddlers. From April 1993 to August 1994, Dr. Berk served as vice president, treasurer and a member of the board of directors of KBL I, a blank check company with an objective to acquire an operating business in the healthcare industry. In August 1994, KBL I merged with Concord Health Group, Inc., an owner, developer and operator of assisted living and long-term care facilities, and Dr. Berk remained a director of Concord until February 1996. Dr. Berk received a B.S. and a Doctorate of Optometry from Pacific University. Dr. Berk is the husband of Dr. Krauss, our chief executive officer, secretary and director.